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                                                                   EXHIBIT 10.54

                               ORDINANCE NO. 284


     AN ORDINANCE GRANTING TO KNOLOGY OF PANAMA CITY, INC., AUTHORIZING IT TO INSTALL, MAINTAIN AND OPERATE A SYSTEM FOR THE TRANSMISSION OF AUDIO, VOICE, DATA AND/OR VIDEO SIGNALS AND ELECTRONIC DATA OVER, ACROSS AND UNDER PRESENT AND FUTURE PUBLIC STREETS, ALLEYS, ROADS AND RIGHTS OF WAY IN CEDAR GROVE, FLORIDA UNDER CERTAIN CONDITIONS AND RESTRICTIONS; TO REPEAL CONFLICTING ORDINANCES; AND FOR OTHER PURPOSES.



     BE IT ENACTED BY THE PEOPLE OF THE TOWN OF CEDAR GROVE:

     SECTION 1. Definitions. For the purpose of this Ordinance, the following term's phrases, words and their derivations shall have their meanings given herein unless more specifically defined within other sections of this Ordinance. When not inconsistent, with the content, words used in the present term include the plural number. The word "shall" is always mandatory and not merely directory,

     (A)  "Cedar Grove" means the Town of Cedar Grove, Florida

     (B) "CATV SYSTEM" means community antennae television system and related cable or fiber optic networks for transmission of audio and/or video signals and electronic data by cable or other means and such related services as Grantee may choose to provide in connection with cable television services.

     (C)  "Commission" means the Town of Cedar Grove Commission.

     (D) "Franchise" is the authorization, and any renewal thereof, issued by the Commission, as franchising authority, whether such authorization is designated as a franchise, permit, license, resolution, contract, certificate, agreement or otherwise, for Grantee to construct, install and operate the System in the public streets, alleys, roads, and right of way identified in said Franchise.

     (E) "Grantee" is KNOLOGY of Panama City, Inc., and its permitted successors and assigns.

     (F) "Gross Revenues" shall mean revenues collected by Grantee from subscribers for cable television services provided in Cedar Grove, in each case excluding (i) penalty or other fees received for late payments or canceled checks, (ii) revenues received from advertising,
          (iii) taxes, fees, assessments or similar charges collected by the Grantee on behalf of any governmental agency (including without
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            limitation the franchise fees collected pursuant to Section 2), (iv)
            installation, connection, disconnection or other non-reoccurring fees charged to subscribers, (v) all revenues from equipment sold, leased or rented to subscribers upon subscriber's premises; (vi) all local telephone service revenue, toll and long distance revenues (whether Interlata, Intralata, or International) and (vii) all revenues related to Internet content. Grantee will pay fees/percentage equal to but no greater than competing service providers in Cedar Grove.

       (G) "Person" is any person, firm, partnership, trust, joint stock company, association, corporation, company, government entity, or organization of any kind.

       (H) "Right of Way" shall mean all present and future streets, alleys, roads and rights of way within the limits of the town of Cedar Grove as they now or hereafter exist.

       (I) "Street" shall mean the entire width between the boundary lines of every highway, alley, street, avenue, bridge, viaduct, tunnel, and causeway in Cedar Grove, dedicated or devoted to public use and easements related thereto.

       (J) "System" shall mean, collectively, the CATV System and the Telecommunications System.


       SECTION 2. Consideration. The grant of the right, privilege and Franchise under this Ordinance has been determined to be in the best interest of the citizens of Cedar Grove and shall be in accordance with the terms and conditions set forth herein. The subject should annually pay to Cedar Grove a fee of five percent (5) of Gross Receipts as defined in this Agreement, a pro rata share of any ad sales revenue received by Grantee, provided however in no event shall Grantee be required to pay a fee greater than that being paid by Grantees's competitors within the Town of Cedar Grove, Florida. Said annual fee, for each year of the term of this Franchise shall be paid quarterly with each quarterly payment becoming due thirty (30) days following the end of the months of March, June, September and December hereafter. All rents or other monetary obligations, if not paid when due, shall bear interest at the maximum legal rate from the date such payments are due. Within sixty (60) days of the end of each December, the Grantee shall also file a statement executed by Grantee's chief executive officer, which shall certify the amount of gross receipts and the Franchise fee for the previous calendar year. All Franchise fees will be in accordance with state and federal laws. The Grantee shall credit a subscriber's account for any service interruption within the Grantee's control, that exceeds forty-eight (48) hours from the time the Grantee is notified that a subscriber is without service; provided, however that the Grantee need not credit any subscriber for such time that such service interruption continues as a result of (1) the subscriber's failure to afford the Grantee necessary access to the subscriber's premises, (2) equipment not provided by the Grantee or employees, provided that the equipment provided by the Grantee does not partially or wholly cause the interruption, or (3) equipment damaged as a result of subscriber misuse.
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     SECTION 3. GRANT OF AUTHORITY AND TERM.

     A. GRANT OF AUTHORITY

          (1) There is hereby granted, subject to the terms and conditions of this Franchise, to Grantee the nonexclusive right and privilege to have, own, acquire, construct, expand, reconstruct, maintain, repair, use and operate the System in, along, across, on, over, through, above and under the Streets and Rights of Way of Cedar Grove, Florida.

          (2) Except as otherwise provided herein, this Ordinance is granted to Grantee for the sole purpose of directly serving its end-user customer.

          (3) Grantee shall provide service throughout all of Cedar Grove as a public service provider.

          (4) Nothing herein contained shall ever be constructed to confer upon Grantee, its successors and/or assigns, exclusive rights or privileges of any nature whatsoever.

     B. TERM. This Franchise is granted for a period fifteen (15) years following the effective date of this Ordinance, shall be nonexclusive and revocable at the pleasure of the Town Council for cause. Thereafter, this Franchise shall be subject to renewal following receipt by City of written notice from Grantee at least twelve (12) months before the end of the initial term granted herein of Grantee's intention to seal renewal and within ninety
(90) days after receipt of said notice the Town will convene a public hearing to review Grantee's performance of this Franchise. The City and Grantee agree to renegotiate in good faith changes proposed by either party which would apply to a renewal or extension of this Franchise so as to insure continuity of service to the public.

     SECTION 4. CONDITIONS OF USE.

     (a) The Grantee shall not necessarily obstruct or impair traffic upon any street, road or other public way of Cedar Grove and shall comply with all of the Commission's rules and regulations designed to prevent damage to trees and shrubbery on or adjacent to such public streets or rights of way which may be caused by installation and operation of the System. Upon making an opening in any public way, street, sidewalk or road as authorized by this Franchise for the purpose of laying, constructing, repairing and/or maintaining the System and any related facilities or equipment, the Grantee shall, without unnecessary delay, replace and restore same to its former condition as nearly as possible, and in full compliance with the provisions of Cedar Grove's policies, rules, regulations and
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       /or ordinances. Grantee shall comply with Cedar Grove's Underground
       Facility Damage Prevention and Safety Ordinance. The Town of Cedar Grove reserves the right of reasonable regulation of the erection and construction of any work by the grantee and to reasonably designate where such works and construction shall be placed. The Grantee agrees when requested by the Town to make minor changes in its equipment to conform to the reasonably necessary requirements of small localized areas, such changes to be effected when so requested within a reasonable time.

  (b) In all sections of Cedar Grove where the cables, wires or other like facilities of public utilities are placed underground, Grantee shall place its cables, wires or other like facilities underground to the maximum extent that existing technology reasonably permits Grantee to do so.

  (c) The Grantee shall file with the Cedar Grove Planning Council and Development Department true and correct as-built maps or plats of all existing and proposed cable plant construction and the types of equipment and facilities installed or constructed, property identified and described as to the type of equipment and facility by appropriate symbols and marks and which shall include annotations of all public ways, streets, road, and conduits where the work is to be undertaken.

  (d) If, at any time during the period of this Franchise, Cedar Grove shall lawfully elect to vacate, relocate, abandon, alter or other public way including any related drainage and utility areas, the Grantee, upon reasonable notice from Cedar Grove, shall remove, relay and relocate its wires, cables, and other fixtures and equipment at its own expense and within reasonable time schedules established by Cedar Grove. Should Grantee fail to do so, it shall be deemed to have waived its rights to claim said wire, cable or other equipment and Grantee shall be liable to Cedar Grove for any costs and expenses incurred by Cedar Grove should Cedar Grove elect to remove, relay or relocate the wires, cables and other fixtures and equipment.

  (e) The Commission may at any time make inquiries pertaining to Grantee's operation of the System with Cedar Grove. Grantee shall respond to such inquiries on a timely basis.

  (f) Grantee shall, upon request, provide the Commission with copies of notices of all petitions, applications, communications and reports submitted by between Grantee and the FCC, Securities and Exchange Commissions and the Florida Public Service Commission or their successor agencies, relating to any matters affecting the use of Cedar Grove's Streets and Rights of way and/or the System authorized pursuant to this Franchise Ordinances.

  (g) Charges for service offered to the public by Grantee shall comply with all applicable state and federal laws and regulations regarding subscriber rates.
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       Grantee shall provide notice to the Commission prior to any rate change, and shall maintain on file with said Commission a schedule of the current rates and fees charged for its services offered to the public.

(h) Grantee shall install and maintain its wires, cables, fixtures and other equipment in accordance with the requirements of all applicable Cedar Grove codes, ordinances and regulations, and in such a manner that they will not interfere with any existing installations of Cedar Grove or the operation of a public utility serving Cedar Grove.

(i) No poles or other wire-holding structures shall be erected by Grantee without prior written approval of Cedar Grove Planning Council and Development Department with regard to location, height, type and other pertinent considerations. Any poles and wire-holding structures of grantee erected pursuant to this subsection shall be moved or modified by Grantee at its sole expense, upon reasonable notice, whenever Cedar Grove Planning Council and Development Department has determined that the public convenience would be enhanced thereby.

(j) Should Grantee fail to begin construction of the System within one hundred twenty (120) days from the date this franchise Ordinance is adopted by the Commission, Cedar Grove shall be entitled to terminate this Franchise immediately.

(k) Grantee shall provide continuous service under this Franchise. Should services be disrupted or disconnected for thirty (30) days out of any ninety (90) consecutive days, grantee shall be in default of this Franchise and Cedar Grove shall be entitled to terminate this Franchise immediately, provided, however, that any such disruption or discontinuance which is an act of God shall not result in termination of the Franchise if Grantee immediately, continuously, and diligently works toward restoring service to its full capacity.

SECTION 5. LIABILITY AND INDEMNIFICATION.

(a) By acceptance of this Franchise and right, Grantee agrees that it shall indemnify, protect and hold forever harmless Cedar Grove, its elected officials, officers, agents, representatives and assigns, from any and all claims, liabilities, losses, costs, judgements, penalties, damages and expenses (including reasonable attorney's fees and expenses of litigation incurred in the defense of any such claim), arising out of or relating to the installation, operation or maintenance by the Grantee of the System, or the Grantee's failure to perform any of the obligations of this Franchise, including but not limited to claims for injury or death to any person or persons, or damages to any property, as may be incurred by or asserted against Cedar Grove, its elected officials, officers, agents, representatives, and/or employees, directly or indirectly, by reason of the
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          installation, operation or maintenance by the Grantee of System within
          Cedar Grove.

     (b) Nothing contained in subsection (a) of Section 5., shall in any way be deemed a waiver by the Town of its sovereign immunity.

     (c) Grantee shall furnish the Commission at least annually (and at such other times as may be reasonably requested by the Commission) a certificate from the insurance carrier(s) providing such insurance coverage certifying that such coverage is in full force and effect. Such certificates shall be in such form as is approved by the Commission and designate Cedar Grove as an additional insured.

     (d) During all periods of this Franchise, Grantee shall maintain all insurance coverage required by law, and shall also maintain comprehensive general liability coverage in a single limit sum of 1.6 Million Dollars ($1,600,000.00) for any one occurrence for bodily injury, including death, and property damage. Compliance with all insurance requirements shall be evidenced by a prepaid Certificate of Insurance designation Cedar Grove as an additional insured, which by its terms shall prohibit any cancellation or material change in coverage absent thirty (30) days written notice to Lessor. On or before the anniversary date of the insurance coverage, Grantee shall furnish like evidence of continuing or replacement coverage.

     (e) Lessee shall maintain worker's compensation insurance and any other such insurance or coverage as may be required by law. The obligation to maintain worker's compensation insurance coverage exists without regard to any exemption under Florida law.

     SECTION 6. TOWN RIGHTS IN FRANCHISE

     (a) The Grantee shall at all times comply with all reasonable requirements, regulations, laws, and ordinances now in force, and which may hereafter be adopted by the Commission and be applicable to the construction, repair, or maintenance or operation of the System or use of Cedar Grove-owned conduit.

     (b)  The following events shall constitute an "Event of Default" under this
          Franchise:

          (i) Grantee breaches any material covenant set forth in this Franchise;
          (ii) Grantee fails to begin construction of the System within one hundred twenty (120) days from the date of this Franchise Ordinance is adopted by the Commission.

          Cedar Grove's right to terminate this Franchise may be exercised only after delivery of a written notice of an Event of Default to Grantee and a sixty (60) day period for Grantee to cure and Event of Default. Not withstanding the foregoing,
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          this Franchise shall not be terminate unless Grantee has had the opportunity to present its case before a meeting of the Commission.

     (c) The right is hereby reserved to Cedar Grove to adopt in addition to the provisions contained herein and in existing applicable ordinances, such additional regulations or general application to all Franchises providing competing services, including regulating relating to customer service obligations, as it shall find necessary in the exercise of its police power, provided, that such regulations, by ordinances or otherwise, shall be reasonable and not in conflict with the rights herein granted.

     (d) Cedar Grove shall have the right, when the Commission in its sole discretion finds it necessary to or appropriate, to hold a public hearing with regard to this Franchise, and Grantee shall make representatives available to attend any such hearing.

     (c) Upon reasonable notice, Cedar Grove shall have the right to inspect the business records of Grantee. Cedar Grove or its designee shall have the right to conduct an audit of Grantee's books at any time. Grantee shall be responsible for the costs and expenses of the audit if the results of the audit reveal Grantee owes Cedar Grove more than 5% of the amount paid during the period subject to the audit. The prevailing party shall be liable for all costs and expenses, reasonable attorney's fees, incurred to collect any amounts claimed by Grantor.

     SECTION 7. ACCEPTANCE. This Franchise and the rights, privileges and authority hereby granted, shall take effect and be in force from and after enactment of this Ordinance and execution by the Mayor and Town Clerk, provided that within fifteen (15) days after the date of the enactment of this Ordinance, the Grantee shall file with the person specified in Section 10., herein its unconditional acceptance of this Franchise, which acceptance shall include its agreement to comply with and abide by all its promotions, terms, and conditions. Such acceptance and agreement shall be in writing, duly executed by or on behalf of the Grantee and accompanied by an insurance certificate as specified in Section 5., unless these documents or evidence thereof have been filed with the Town Manager.

     SECTION 8. TRANSFER OF TITLE. The Grantee shall not transfer this Franchise to another person or entity without prior written approval of Cedar Grove, provided that such approval will not be unreasonably withheld or delayed. Cedar Grove shall have the absolute right to withhold consent to transfer of this Franchise at any time before substantial buildout is achieved and three (3) years have passed since the adoption of this Ordinance. This provision shall not be construed as requiring Cedar Grove's approval of secured financing agreements.

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     SECTION 9. NOTICE. All notices, demands, or other writings this Franchise requires to be given or made or sent, or which may be given or made or sent, by either party, shall be deemed to have been fully given or made or sent when made in writing and deposited in the United States mail, registered certified and postage prepaid, and addressed as follows:

      TO GRANTEE:

          KNOLOGY of Panama City, Inc.
          1241 O.G. Skinner Drive
          West Point, Georgia 31833
          Attention President
          Fax - (706) 645-1446

      TO CEDAR GROVE:

          Town of Cedar Grove Commission
          2728 East 14th Street
          Cedar Grove, FL 32401
          Attention Town Manager
          Fax - (850) 763-4862


     The address of party may be changed by written notice given to the other party in the manner above provided.

     Alternatively, a notice or other communication shall be deemed to be duly received, if delivered by hand or sent by a method requiring a signature of recipient, or is received by facsimile on a day which is not a business day, or after 5:00 p.m. on a business day at the addressee's location, such notice or communication shall be deemed to be duly received by the recipient at 10:00 a.m., on the first business day thereafter. Provided further the sender maintains as a business record activity report generated by the sender's facsimile machine.

     SECTION 10. SEVERABILITY. If any section, subsection, sentence, clause, phrase, or portion of this Ordinance is, for any reason held invalid, unenforceable, unconstitutional by any court of competent jurisdiction, such portion shall be deemed a separate, distinct, independent, and severable provision and such holding shall not affect the validity of the remaining portions hereof.

     SECTION 11. CONTROLLING LAW. This Franchise shall be interpreted and construed in accordance with the laws of the State of Florida.

     SECTION 12. EXCLUSIVE VENUE. All claims, disputes and other matters in question between the Grantee and Cedar Grove arising out of or relating to the Agreement, or the breach thereof, shall be decided in the Circuit Court of Bay County, Florida. The Grantee, by executing this Agreement, specifically consents to venue in Bay County, Florida and waives any right to contest the venue in the Circuit Court of Bay County, Florida or to remove action.

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     SECTION 13. EFFECTIVE DATE. This Ordinance shall be effective upon its passage and Grantee executing within fifteen (15) days thereafter the proper document or documents acceptable to Cedar Grove binding itself, its predecessors or its assigns to the terms herein.




PASSED, APPROVED, AND ADOPTED this 9 day of June, 1998

TOWN OF CEDAR GROVE, FLORIDA


BY:         /s/ HILDRIE PEEL
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          Hildrie Peel, Mayor

ATTEST:      /s/ JAMES WOODS
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       James Woods, Acting Town Clerk